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                                   EXHIBIT 5

                    OPINION AND CONSENT OF JEFFREY G. KORN

                               December 5, 2000

Prosofttraining.com
3001 Bee Caves Road, Suite 300
Austin, Texas 78746

          Re: Prosofttraining.com Registration Statement for Offering of an Aggregate of 3,130,500 Shares of Common Stock
               ---------------------------------------------

Ladies and Gentlemen:

          I have acted as counsel to Prosofttraining.com, a Nevada corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 3,130,500 shares of the Company's common stock (the "Shares") authorized for issuance under (i) the Company's 2000 Employee Stock Purchase Plan, (ii) the Company's 2000 Stock Incentive Plan and (iii) Stock Option Agreements entered into with six individuals in the Company's service (collectively, the "Plans").

          This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

          I have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment of the Plans. Based on such review, I am of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements or stock purchase rights duly authorized under the Plans and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

          I consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

          This opinion letter is rendered as of the date first written above and I disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to my attention and which may alter, affect or modify the opinion expressed herein. My opinion is expressly limited to the matters set forth above and I render no opinion, whether by implication or otherwise, as to any other matters relating to the Company and the Shares.


                              Very truly yours,


                              /s/ Jeffrey G. Korn
                              ----------------------------
                              Jeffrey G. Korn